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                                                                Exhibit 11

                        THE TORO COMPANY AND SUBSIDIARIES
          Computation of Earnings (Loss) per Share of Common Stock and
                             Common Stock Equivalent
                  (Not Covered by Independent Auditors' Report)

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                                                                           Year Ended July 31,
                                                              --------------------------------------------
                                                                  1994            1993            1992
                                                              -----------     -----------    ------------


 Net earnings (loss)                                          $22,230,000     $13,040,000    $(23,753,000)
                                                              -----------     -----------    ------------
                                                              -----------     -----------    ------------

 Primary:
    Shares of common stock and common
    stock equivalents:
        Weighted average number of
          common shares outstanding                            12,472,828      12,135,399      11,982,103
        Dilutive effect of outstanding
          stock options (1), (3)                                  509,538         248,672               -
                                                              -----------     -----------    ------------
                                                               12,982,366      12,384,071      11,982,103
                                                              -----------     -----------    ------------
                                                              -----------     -----------    ------------

     Net earnings (loss) per share of common
       stock and common stock equivalent                      $      1.71     $      1.05    $      (1.98)
                                                              -----------     -----------    ------------
                                                              -----------     -----------    ------------

 Fully Diluted:
    Shares of common stock and common
    stock equivalents:
      Weighted average number of
        common shares outstanding                              12,472,828      12,135,399      11,982,103
      Dilutive effect of outstanding
        stock options (2), (3)                                    509,538         395,274               -
                                                              -----------     -----------    ------------
                                                               12,982,366      12,530,673      11,982,103
                                                              -----------     -----------    ------------
                                                              -----------     -----------    ------------
     Net earnings (loss) per share of common
       stock and common stock equivalent                      $      1.71     $      1.04    $      (1.98)
                                                              -----------     -----------    ------------
                                                              -----------     -----------    ------------



(1) Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the average market price of the company's stock during each period.

(2) Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the greater of the average market price or the year-end market price of the company's shares during each period.

(3) Loss per share calculations for fiscal 1992 are based on the weighted average number of shares of common stock outstanding excluding common stock equivalents due to their anti-dilutive affect.



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